Exhibit 99.1
September 30, 2016

Dear Stockholder,

Thank you for your investment in Carter Validus Mission Critical REIT II, Inc. We are writing today to provide you with an update regarding your investment, including information regarding the estimated net asset value (“NAV”) per share of each of our Class A common stock and Class T common stock recently determined by our board of directors (the “Board”).

We are pleased to report that on September 29, 2016, the Board, upon the recommendation of the audit committee of the Board, which is comprised solely of independent directors (the “Committee”), approved an estimated per share NAV of each of our Class A common stock and Class T common stock of $9.07 as of June 30, 2016 (the “Estimated Per Share NAV”). The Board determined the Estimated Per Share NAV in order to assist broker-dealers that participate, or participated, in our offering in connection with their obligations under National Association of Securities Dealers Conduct Rule 2340, as required by FINRA, with respect to customer account statements. The Board engaged Robert A. Stanger & Co., Inc. (“Stanger”), an independent third-party valuation firm, to calculate an estimated NAV and provide an appraised value of 40 of the 42 properties in our real estate portfolio as of June 30, 2016. In calculating the estimated NAV, Stanger also considered, among other things, the book value of CVMC REIT II’s two development properties, which CVMC REIT II provided to Stanger. The Committee, pursuant to authority delegated by the Board, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the Estimated Per Share NAV, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals. The Board directed the Committee to review Stanger’s valuation analysis and estimates and recommend the Estimated Per Share NAV of our Class A common stock and Class T common stock to the Board. The determination of the Estimated Per Share NAV was solely the decision of the Board.

Your account statement for the quarter ended June 30, 2016 reflected, and your account statement for the quarter ended September 30, 2016 will reflect, a price per Class A share of $8.875 and a price per Class T share of $8.880, which represents the aforementioned Class A share and Class T share public offering prices, net of all upfront fees and commissions and certain organization and offering expenses. Your future quarterly account statements, however, will reflect the Estimated Per Share NAV of $9.07 for each of the Company’s Class A common stock and Class T common stock.

Commencing on October 1, 2016, the offering price for shares of our Class A common stock issued pursuant to the primary portion of our offering will be $10.078 per share, which reflects the $9.07 per share NAV, a 7.0% selling commission and a 3.0% dealer manager fee, and the offering price for shares of our Class T common stock issued pursuant to the primary offering will be $9.649 per share, which reflects the $9.07 per share NAV, a 3.0% selling commission and a 3.0% dealer manager fee. If you participate in our distribution reinvestment plan (the “DRIP”), under which your monthly distributions get reinvested in additional shares of our common stock, effective October 1, 2016, your distributions on Class A shares will be reinvested at $9.574 per share, which equals 95% of the $10.078 primary offering price per Class A share, and your distributions on Class T shares will be reinvested at $9.167 per share, which equals 95% of the $9.649 primary offering price per Class T share.

In accordance with our current Share Repurchase Program (the “SRP”), after such time as the Board has determined a reasonable estimate of the value of our shares of common stock, and unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, the per share repurchase price will be based on the most recent estimated value of the Class A shares and Class T shares, as applicable, as follows: after one year from the purchase date, 92.5% of the most recent estimated value of each Class A share and Class T share, as applicable; after two years from the purchase date, 95% of the most recent estimated value of each Class A share and Class T share, as applicable; after three years from the purchase date, 97.5% of the most recent estimated value of each Class A share and Class T share, as applicable; and after four years from the purchase date, 100% of the most recent estimated value of each Class A share and Class T share, as applicable (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). As a result of the Board’s determination of the Estimated Per Share NAV, $9.07 shall serve as the most recent estimated value for each of our shares of Class A common stock and Class T common stock for purposes of the SRP, effective October 1, 2016. For your shares to be eligible for repurchase, we must receive a written repurchase request at least five business days prior to the end of the month in which you request a repurchase of your shares. We limit the number of shares repurchased during any calendar year to 5.0% of the number of shares of our common stock outstanding on December 31st of the previous calendar year. In addition, we are authorized to repurchase shares of common stock using proceeds received from our DRIP during the prior calendar year and other operating funds, if any, as the Board, in its sole discretion, may reserve for this purpose. Due to these limitations, we cannot guarantee that we will be able to accommodate all share repurchase requests.

On September 29, 2016, the Board approved and adopted our Amended and Restated Share Repurchase Program, which will take effect on October 30, 2016. The Amended and Restated Share Repurchase Program provides that stockholders who have held their shares for one year will receive a repurchase price amount equal to 100.0% of the most recent estimated per share NAV of the Class A common stock or Class T common stock, as applicable (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). The Board may, in its sole discretion, waive the one-year holding period in the event of a death or qualifying disability of a stockholder or other involuntary exigent circumstances. The same limitations on your ability to have your shares repurchased described above apply to the Amended and Restated Share Repurchase Program.

It is important to keep in mind that the Estimated Per Share NAV of $9.07 is simply a snapshot as of a particular date, will fluctuate over time as we continue to purchase properties and potentially sell properties, and is not intended to represent the amount that you could expect to receive if you were to sell your shares of Class A common stock and/or Class T common stock now or if we liquidate in the future. Further, the various factors considered by the Board in determining the Estimated Per Share NAV were based on a number of assumptions and estimates that may not be accurate or complete. Subsequent estimates of our Estimated Per Share NAV will be prepared at least annually. For a description of the methodology and assumptions used to determine the Estimated Per Share NAV, please see our Current Report on Form 8-K that we filed with the U.S. Securities and Exchange Commission on September 30, 2016.

If you have any questions, please contact your Financial Advisor or our Investment Services team at (813) 287-0101.

Sincerely,
John E. Carter
Chairman and Chief Executive Officer
Carter Validus Mission Critical REIT II, Inc.

Forward-looking Statements
This letter may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business and the estimated net asset value per share of the Company’s common stock. Stanger relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Stanger’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as updated by the Company’s subsequent Quarterly Reports on From 10-Q for the periods ended March 31, 2016 and June 30, 2016 filed with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements, including, but not limited to, the Company’s inability to pay a monthly distribution, the Company’s inability to maximize returns to investors and the Company’s inability to realize a wide variety of future liquidity opportunities. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share.